Exhibit 10.43(a)

CATALYST BIOSCIENCES, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of May 29, 2015 by and among CATALYST BIOSCIENCES, INC., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF NOTES AND WARRANTS

1.1 Issuance of Notes. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing a convertible promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” with respect to the Closing set forth opposite such Investor’s name on Exhibit A attached hereto, against payment by such Investor to the Company of the Principal Amount. The Notes shall each be in the form of Exhibit B attached hereto. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Notes.

1.2 Issuance of Warrants. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to each Investor that has purchased a Note hereunder, with respect to each such Note, a warrant in the form of Exhibit C attached hereto (the “Warrant”). The purchase price of each Warrant shall be equal to 0.1% of the principal amount of the corresponding Note and shall be paid at the time of issuance of such Warrant.

1.3 Certain Definitions. For purposes of this Agreement, the Notes and the Warrants, the following terms shall have the following meanings:

(a) “Equity Securities” shall mean preferred stock or common stock of the Company.

(b) “Qualified Financing” shall mean the sale by the Company of shares of Equity Securities in a single transaction or series of related transactions for aggregate cash proceeds to the Company of not less than $3,000,000 (excluding any amount invested by cancellation of the indebtedness represented by the Notes).

(c) “Qualified Financing Securities” shall mean any Equity Securities sold in a Qualified Financing.

(d) “Non-Qualified Financing” shall mean the sale by the Company of Equity Securities in a single transaction or series of related transactions for aggregate cash proceeds to the Company of less than $3,000,000 (excluding any amount invested by cancellation of the indebtedness represented by the Notes).

(e) “Non-Qualified Financing Securities” shall mean any Equity Securities sold in a Non-Qualified Financing.

SECTION 2

CLOSING

2.1 Closing. The Company may issue and sell Notes in the aggregate principal amount of up to $1,000,000 (the “Closing”). The Closing shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304 at 10:00 a.m. on the date hereof or at such other place and date as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing at least two-thirds of the aggregate Principal Amounts of all Notes to be issued at the Closing.

2.2 Delivery. At the Closing (i) each Investor shall deliver to the Company a check or wire transfer of immediately available funds in the amount of such Investor’s Principal Amount with respect to the Closing, and (ii) the Company shall execute and deliver to each such Investor a Note reflecting the name of the Investor, a principal amount equal to such Investor’s Principal Amount and the date of such Closing, together with its Warrant as contemplated by Section 1.2. Each such Note and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to an Investor.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor hereby represents, warrants and covenants, severally and not jointly with any other Investor, to the Company as follows:

3.1 Purchase for Own Account. Such Investor represents that it is acquiring the Notes, the Equity Securities issuable upon conversion of the Notes (the “Note Securities”), the Warrants, the Equity Securities issuable upon exercise of the Warrants (the “Warrant Securities”) and any Common Stock issuable upon conversion of such Note Securities or Warrant Securities (collectively, the “Securities”) solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2 Disclosure of Information. Such Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.3 Investment Experience. Either (i) such Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) such Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. Such Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.4 Accredited Investor. Such Investor represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any Disqualification Event (as defined in Section 4.7), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

3.5 Restrictions on Transfer. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. SUCH INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. Such Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Such Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this SECTION 3 and as applicable, any other agreement which the purchasers of the Qualified Financing Securities, Non-Qualified Financing Securities or the Company’s Series E Preferred Stock ( “Series E Preferred Stock”) are required to execute and deliver in connection with the Qualified Financing, Non-Qualified Financing or issuance of Series E Preferred Stock, respectively and as applicable, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.7 Lock-Up Agreements. Each Investor hereby agrees and acknowledges that:

(a) Merger Lock-Up. Such Investor’s Notes, Warrants, and any securities issued or issuable upon conversion or exercise thereof are Company Securities as defined in that certain Lock-Up Agreement between the Investor, Targacept, Inc., and the Company dated March 5, 2015, and shall be subject to the terms and conditions thereof.

(b) General Lock-Up Agreement. If the Agreement and Plan of Merger by and among Targacept, Inc., Talos Merger Sub, Inc., and the Company dated March 5, 2015, as amended, is terminated prior to the consummation of the Merger (as defined therein, the “Merger”), such Investor will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180)

days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Investor or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if and to the extent that Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) would apply to a FINRA member publishing or otherwise distributing a research report, or making a public appearance, concerning the Company, if (1) during the last 17 days of such 180-day period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial 180-day period, then in each case such 180-day period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the managing underwriter waives, in writing, such extension. The foregoing provisions of this Section 3.7(b) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Investors if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 3.7(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, nothing in this Section 3.7(b) shall prevent an Investor from making a transfer of any Common Stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the Nasdaq National Market at the time it was acquired by such Investor or was acquired by such Investor pursuant to Rule 144A of the Act, including any shares acquired in the initial public offering. This Section 3.7(b) shall terminate and have no further force or effect following the closing of the Merger.

(c) In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Securities of such Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of any applicable lock-up period.

SECTION 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to each Investor that:

4.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a material adverse effect on the Company’s business or financial condition. The Company is qualified to do business in each jurisdiction where the nature of its properties or the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a material adverse effect on the Company’s business or financial condition.

4.2 Authorization. Except as set forth in Section 4.8, all action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the Closing. Each of this Agreement, each Note and each Warrant (collectively, the “Transaction Documents”) constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in any material adverse effect on the Company’s business or financial condition. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental authority. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

4.4 Absence of Required Consents; No Violations. Except as set forth in Section 4.8, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the Closing. The Company is not in violation or default (i) of any provision of its certificate of incorporation or bylaws, or (ii) in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, except in the case of this clause (ii) for such violations or defaults which could not reasonably be expected to result in a material adverse effect on the Company’s business or financial condition. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results which could not reasonably be expected to result in a material adverse effect on the Company’s business or financial condition.

4.5 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in SECTION 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws

4.6 Valid Issuance of Stock. The Note Securities and the Warrant Securities, when issued, sold and delivered in accordance with the terms of the Notes and Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer or voting under (i) this Agreement, (ii) any investors’ rights agreement, right of first refusal and co-sale agreement or voting agreement, as applicable, reasonably requested by the Company to be executed by the Investors as if such Investors were investors in the Qualified Financing or Non-Qualified Financing or in connection with the sale of Series E Preferred Stock, as applicable, and (iii) under applicable state and federal securities laws.

4.7 No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

4.8 Increase in Authorized Series E Preferred Stock. To permit the conversion of the Notes into shares of Series E Preferred Stock, if requested by any Holder, the Company shall take such corporate actions as are reasonably required to increase the number of authorized shares of Series E Preferred Stock.

SECTION 5

MISCELLANEOUS

5.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

5.2 Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

5.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile or electronic delivery to the number or email address set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.6 by giving the other party written notice of the new address in the manner set forth above.

5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Company and the Investors holding Notes representing at least two-thirds of the aggregate Principal Amounts of all Notes issued hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each Investor, each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman

Name:	Nassim Usman, Ph.D.

Title:	President & Chief Executive Officer

Address:	260 Littlefield Avenue South San Francisco, CA 94080

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ESSEX WOODLANDS HEALTH VENTURES FUND VIII, L.P.

	BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS GENERAL PARTNER

	BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS GENERAL PARTNER

By:	/s/ Jeff Himawan
Title:	Manager

ESSEX WOODLANDS HEALTH VENTURES FUND VIII-A, L.P.

	BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS GENERAL PARTNER

	BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS GENERAL PARTNER

By:	/s/ Jeff Himawan
Title:	Manager

ESSEX WOODLANDS HEALTH VENTURES FUND VIII-B, L.P.

	BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS GENERAL PARTNER

	BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS GENERAL PARTNER

By:	/s/ Jeff Himawan
Title:	Manager

Notice Address:	335 Bryant Street
3rd Floor
Palo Alto, CA 94301
Attn: Jeff Himawan, PhD
Fax (650) 327-9755

With a copy (which shall not constitute notice) to:	Perkins Coie LLP
131 S. Dearborn Street, Suite 1700
Chicago, IL 60603
Attn: Bruce Zivian
Fax: (312) 324- 9433

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MORGENTHALER PARTNERS VIII, L.P.

By:	Morgenthaler Management Partner VIII, LLC
Its Managing Partner

By:	/s/ Ralph E. Christoffersen
Name:	Ralph E. Christoffersen, Ph.D.
Title:	Member

Address:	Terminal Tower
50 Public Terminal Square
Suite 2700
Cleveland, OH 44113

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HEALTHCARE VENTURES VIII, L.P.

By:	HealthCare Partners VIII, L.P.
Its general partner

By:	HealthCare Partners VIII, LLC
Its general partner

By:	/s/ Gus Lawlor

Name:	Gus Lawlor

Title:

Address:	47 Thorndike Street
Suite B1-1
Cambridge, MA 02141

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOFINNOVA VENTURE PARTNERS VI, L.P.

as nominee for

SOFINNOVA VENTURE PARTNERS VI, L.P.

SOFINNOVA VENTURE PARTNERS VI GmbH & CO., K.G.

SOFINNOVA VENTURE AFFILIATES VI, L.P.

By:	Sofinnova Management VI, LLC
its General Partner

/s/ Michael F. Powell
Michael F. Powell
Managing Member

Address:	3000 Sand Hill Road, Bldg. 4, Suite 250
Menlo Park, CA 94025

Tel: (650) 681-8425

Fax: (650) 322-2037

powell@sofinnova.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROSETTA CAPITAL V GP LIMITED
ON BEHALF OF ROSETTA CAPITAL V LP

By:	/s/ Jonathan Hepple
Jonathan Hepple, Director

Address:
c/o The Accounts Bureau Limited
83 Victoria Street London, SW1H OHW United Kingdom

Contact Name: Jonathan Hepple

Contact Email: jph@rosettacapital.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

/s/ Ashish K. Xavier
Asish K. Xavier
Vice President, Venture Investments

Address:	410 George Street
New Brunswick, NJ 08901

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MIRAE ASSET VENTURE INVESTMENT CO., LTD.

By:	/s/ Eung Suk Kim
Name:	Eung Suk Kim
Title:	Chief Executive Officer

Address:	(Mirae Asset Venture Tower) 11F 20, Pangyoyeok-ro 241 beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do 463-400, Korea

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MIRAE ASSET GOOD COMPANY SECONDARY FUND
By:	Mirae Asset Venture Investment Co., Ltd.
its General Partner

By:	/s/ Eung Suk Kim
Name:	Eung Suk Kim
Title:	Chief Executive Officer

Address:	(Mirae Asset Venture Tower) 11F 20, Pangyoyeok-ro 241 beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do 463-400, Korea

EXHIBIT A

SCHEDULE OF INVESTORS

Closing Dated: May 29, 2015

Name	Principal Amount
Essex Woodlands Health Ventures Fund VIII, L.P.	$236,265.23
Essex Woodlands Health Ventures Fund VIII-A, L.P.	$17,034.80
Essex Woodlands Health Ventures Fund VIII-B, L.P.	$7,406.43
Morgenthaler Partners VIII, L.P.	$149,065.31
Johnson & Johnson Innovation-JJDC, Inc.	$136,912.34
Sofinnova Venture Partners VI, L.P.,	$127,214.72
as nominee for:
Sofinnova Venture Partners VI, L.P.
Sofinnova Venture Partners VI GmbH & Co., KG
Sofinnova Venture Affiliates VI, L.P.
Healthcare Ventures VIII, L.P.	$151,455.70
Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP	$79,039.29
Mirae Asset Good Company Secondary Fund	$47,803.09
Mirae Asset Venture Investment Co., Ltd.	$47,803.09

TOTAL	$1,000,000.00

Closing Dated: June 29, 2015

Name	Principal Amount
Essex Woodlands Health Ventures Fund VIII, L.P.	$291,732.75
Essex Woodlands Health Ventures Fund VIII-A, L.P.	$21,034.02
Essex Woodlands Health Ventures Fund VIII-B, L.P.	$9,145.23
Morgenthaler Partners VIII, L.P.	$75,000.00
Johnson & Johnson Innovation-JJDC, Inc.	$169,055.00
Sofinnova Venture Partners VI, L.P.,	$0.00
as nominee for:
Sofinnova Venture Partners VI, L.P.
Sofinnova Venture Partners VI GmbH & Co., KG
Sofinnova Venture Affiliates VI, L.P.
Healthcare Ventures VIII, L.P.	$187,013.00
Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP	$97,595.00
Mirae Asset Good Company Secondary Fund	$20,181.50
Mirae Asset Venture Investment Co., Ltd.	$20,181.50

TOTAL	$890,938.00

1

EXHIBIT B

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED             , 2015, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

CONVERTIBLE PROMISSORY NOTE

$	, 2015
Palo Alto, California

FOR VALUE RECEIVED, CATALYST BIOSCIENCES, INC., a Delaware corporation (the “Company”), promises to pay to the order of                     , or its registered assigns (“Holder”), the principal sum of $         with interest on the outstanding principal amount at the rate of twelve percent (12%) per annum (computed on the basis of actual calendar days elapsed and a year of 360 days) or, if less, at the highest rate of interest then permitted under applicable law, not compounded. Interest shall commence with the date hereof and shall continue on the outstanding principal of this Convertible Promissory Note (this “Note”) until paid or converted in accordance with the provisions hereof. Interest shall be payable on the last business day of each calendar year that this Note remains outstanding. This Note represents a general unsecured obligation of the Company.

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Agreement (as defined below).

2. Note and Warrant Purchase Agreement. This Note is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of             , 2015, by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A. This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

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3. Maturity. Subject to Section 6 through 8, unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on May     , 2016 (the “Maturity Date”), provided however, that if no Qualified Financing has occurred by such date, the Maturity Date may be extended by the written consent of the holders of Notes representing 66 2/3% of the aggregate principal amount outstanding under all Notes (a “Majority-in-Interest”).

4. Payments.

(a) Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Prepayment. Prepayment of principal under this Note without the express written consent of Holder is not permitted. The Company may, at any time, without the consent of the Holder, prepay any accrued and unpaid interest on this Note through the date of prepayment. Any prepayment shall be made on a pro rata basis, if of interest, among the holders of the Notes, and if of principal, among the holders of Notes consenting to such prepayment.

5. Conversion Upon Qualified Financing.

(a) Conversion into Qualified Financing Securities. In the event that the Company, at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note pursuant to Section 6 or 7, shall consummate a Qualified Financing, then the outstanding principal amount and unpaid accrued interest of this Note shall be automatically converted, at the initial closing and on the same terms and conditions of the Qualified Financing, into shares of the Qualified Financing Securities at a conversion price equal to the price per share paid by investors for the Qualified Financing Securities in the Qualified Financing (as adjusted for stock split, stock dividends, recapitalizations and the like).

(b) Ancillary Agreements. In connection with a conversion pursuant to Section 5(a), Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by the investors in the Qualified Financing, including without limitation a stock purchase agreement, an investors’ rights agreement, a right of first refusal and co-sale agreement and a voting agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder. If the Company is unable to obtain Holder’s signature on any such document within three (3) business days of delivery thereof to Holder, whether due to any cause, then by the acceptance of this Note, Holder hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Holder’s agent and attorney-in-fact, to act for and on its behalf and stead, to execute and deliver any such document with the same force and effect as if executed and delivered by Holder.

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6. Optional Conversion Upon Non-Qualified Financing.

(a) Conversion into Non-Qualified Financing Securities. In the event that the Company, at any time after the date of issuance of this Note and prior to the repayment or conversion in full of this Note pursuant to Section 5 or 7, shall consummate a Non-Qualified Financing, then the Holder shall have the option, in such Holder’s sole discretion, to elect that the outstanding principal amount and unpaid accrued interest of this Note, at the initial closing of such Non-Qualified Financing and on the same terms and conditions of the Non-Qualified Financing, be converted into shares of the Non-Qualified Financing Securities issued in such Non-Qualified Financing at a conversion price equal to the price per share paid by investors for the Non-Qualified Financing Securities in the Non-Qualified Financing (as adjusted for stock split, stock dividends, recapitalizations and the like).

(b) Ancillary Agreements. In connection with a conversion pursuant to Section 6(a), Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by the investors in the Non-Qualified Financing, including without limitation a stock purchase agreement, an investors’ rights agreement, a right of first refusal and co-sale agreement and a voting agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder. If the Company is unable to obtain Holder’s signature on any such document within three (3) business days of delivery thereof to Holder, whether due to any cause, then by the acceptance of this Note, Holder hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Holder’s agent and attorney-in-fact, to act for and on its behalf and stead, to execute and deliver any such document with the same force and effect as if executed and delivered by Holder.

7. Optional Conversion into Series E Preferred Stock. At any time after the date of issuance of this Note and prior to the repayment or conversion in full of this Note pursuant to Section 5 or 6, Holder shall have the option, in Holder’s sole discretion, to elect that the outstanding principal amount and unpaid accrued interest of this Note be converted into shares of Series E Preferred Stock of the Company at a conversion price equal to $1.2706 (as adjusted for stock split, stock dividends, recapitalizations and the like).

8. Conversion Procedures.

(a) Effectiveness of Conversion. At such time as such conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of capital stock issuable upon such conversion.

(b) Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected and return of this original Note to the Company for cancellation together, if applicable, with executed copies of such documents as are required to be executed by the Holder in connection with such conversion, including the documents referenced in Section 5(b) and 6(b), the Company shall deliver to Holder a certificate or certificates representing the number of shares of capital stock (excluding any fractional share) issuable by reason of such conversion in such denomination or denominations as Holder has specified. Notwithstanding the above, the Company shall not be obligated to issue such certificate or certificates unless this original Note is delivered to the Company, or the Holder notifies the Company that this original Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

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(c) No Fractional Shares. If any fractional share of capital stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(d) Issuance Costs. The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of capital stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the capital stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

9. Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

10. Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts of law provisions thereof.

11. Amendment and Waiver. Any term of this Note and all Notes issued pursuant to the Agreement may be amended and the observance of any term of this Note and all Notes issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and a Majority-in-Interest; provided, however, that (i) no such amendment or waiver that adversely affects Holder in a disproportionate manner than other holders of Notes and (ii) no amendment to the principal amount of any Note shall be effected without such Holder’s consent. Any amendment or waiver effected in accordance with this section shall be binding upon the Company, Holder and the holders of all Notes issued pursuant to the Agreement.

12. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.6 of the Agreement.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14. Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

15. Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under

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this Note and any of the other Transaction Documents. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

CATALYST BIOSCIENCES, INC.

By:
Nassim Usman, Ph.D.,
President & Chief Executive Officer

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EXHIBIT C

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED             , 2015, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

PW-

Dated:             , 2015

WARRANT TO PURCHASE

STOCK OF

CATALYST BIOSCIENCES, INC.

This certifies that                     , or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the applicable Stock Purchase Price (as define below), from CATALYST BIOSCIENCES, INC., a Delaware corporation (the “Company”), up to that number of fully paid and nonassessable shares of Warrant Securities (as defined below), equal to the quotient of: (a) twenty five percent (25%) multiplied by the principal amount of the convertible promissory note issued to the Holder pursuant to the Agreement (as defined below) at the Closing (b) divided by the applicable Stock Purchase Price. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

The term “Agreement” shall mean that certain Note and Warrant Purchase Agreement, dated             , 2015 by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A.

The term “Warrant Securities” shall mean the Equity Securities that the principal amount of the convertible promissory note issued to the Holder pursuant to the Agreement converts into.

The term “Stock Purchase Price” shall mean (i) in the case that the Warrant Securities are Qualified Financing Securities, the price per share of the Qualified Financing Securities paid by investors in the Qualified Financing (as adjusted for stock split, stock dividends, recapitalizations and the like), (ii) in the case that the Warrant Securities are Non-Qualified Financing Securities, the price per share of the Non-Qualified Financing Securities paid by investors in the Non-Qualified Financing (as adjusted for stock split, stock dividends, recapitalizations and the like), or (iii) in the case that the Warrant Securities are Series E Preferred Stock, $1.2706 (as adjusted for stock split, stock dividends, recapitalizations and the like).

The term “Exercise Price” shall mean the Stock Purchase Price.

This Warrant is issued pursuant to the terms of the Agreement. This Warrant is one of a series of warrants (the “Warrants”) having like tenor and effect (except for variations necessary to express the name of the holder and the date on which each Warrant is issued) issued or to be issued by the Company in accordance with the terms of the Agreement.

This Warrant shall be exercisable at any time from time to time from and after the date hereof (such date being referred to herein as the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) until the 5th anniversary of the date hereof (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of the aggregate Exercise Price for the number of Warrant Securities for which this Warrant is being exercised determined in accordance with the provisions hereof. Notwithstanding the foregoing, if Holder has not exercised this Warrant by the Expiration Date, then the exercise of this Warrant shall be deemed to have been automatically effected prior to the close of business on the Expiration Date pursuant to the Net Issuance provisions in Section 2 of this Warrant (the “Automatic Exercise”), except, if the Exercise Price is greater than the fair market value of one (1) share of the Warrant Securities for which this Warrant is being exercised, then the Automatic Exercise shall not occur. The Exercise Price and the number of Warrant Securities purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Initial Exercise Date up to the Expiration Date for all or any part of the Warrant Securities (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the Warrant Securities purchased hereunder shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the Warrant Securities so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Securities as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Securities, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Securities which remain subject to this Warrant, if any.

2. Payment for Shares. The aggregate purchase price for Warrant Securities being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) by surrender of a number of Warrant Securities which have a fair market value equal

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to the aggregate purchase price of the Warrant Securities being purchased (“Net Issuance”) as determined herein, or (iii) any combination of the foregoing. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Securities determined in accordance with the following formula:

X=	Y(A-B)
A

where:	X =	the number of Warrant Securities to be issued to the Holder;

	Y =	the number of Warrant Securities with respect to which the Holder is exercising its purchase rights under this Warrant;

	A =	the fair market value of one (1) share of the Warrant Securities on the date of exercise; and

	B =	the Exercise Price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Securities on the date of exercise. For purposes of the above calculation, the fair market value of one (1) share of the Warrant Securities shall mean (a) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Securities is then convertible, (b) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Securities is then convertible, or (c) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Securities as determined in good faith by the Board of Directors of the Company.

3. Shares to be Fully Paid. The Company covenants and agrees that all Warrant Securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.

4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by

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multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1 Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares of capital stock into a greater number of shares or pay a dividend in capital stock in respect of outstanding shares of capital stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the capital stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2 Reclassification. In the event that the Warrant Securities are converted into any different securities, or if any reclassification of the capital stock of the Company shall be effected in such a way that holders thereof shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such capital stock equal to the number of shares of such capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.4 Other Notices. If at any time:

(1) the Company shall declare any cash dividend upon its capital stock; or

(2) there shall be any Liquidation Transaction (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time) other than the Merger,

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then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6. Warrants Non-Transferable. Neither this Warrant nor any of the rights hereunder may be transferred, in whole or in part, without the prior written consent of the Company.

7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Amendment. Any term of this Warrant and all Warrants issued pursuant to the Agreement may be amended and the observance of any term of this Warrant and all Warrants issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Warrants issued pursuant to the Agreement representing at least two-thirds of the Warrant Securities; provided any such amendment or waiver that affects by its terms any holder(s) in a manner that is different in any material respect from all holders shall require the approval of the Company, such holder(s) and the holders of at least two-thirds of the Warrant Securities issued pursuant to the Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Holder and the holders of all Warrants issued pursuant to the Agreement.

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9. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 5.6 of the Agreement.

10. Governing Law; Venue. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

*        *        *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

CATALYST BIOSCIENCES, INC.

By:

Name:	Nassim Usman, Ph.D.

Title:	President & Chief Executive Officer

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Catalyst Biosciences, Inc.

The undersigned, the holder of a right to purchase shares of                      Stock of CATALYST BIOSCIENCES, INC., a Delaware corporation (the “Company”), pursuant to that certain Warrant to Purchase                      Stock of CATALYST BIOSCIENCES, INC. (the “Warrant”), dated as of             , 2015, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                          (                ) shares of                      Stock of the Company and herewith makes payment of                                          Dollars ($        ) therefor by the following method:

(Check one of the following):

(check if applicable)	The undersigned hereby elects to make payment of Dollars ($ ) therefor in cash.

(check if applicable)	The undersigned hereby elects to make payment for the aggregate exercise price of this exercise using the Net Issuance method pursuant to Section 2 of the Warrant.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 3 of the Note and Warrant Purchase Agreement, dated as of             , 2015, by and among the Company and the investors listed on Exhibit A thereto.

DATED:

[NAME OF HOLDER]

By:

Name:

Its:

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ACKNOWLEDGMENT

To: [name of Holder]

The undersigned hereby acknowledges that as of the date hereof,                      (                ) shares of                      Stock remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase                      Stock of CATALYST BIOSCIENCES, INC., dated as of             , 2015.

DATED:

CATALYST BIOSCIENCES, INC.

By:

Name:

Title:

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